E'TOWN CORPORATION AND SUBSIDIARIES       Exhibit 11
             STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS




                                                        Three Months Ended
                                                          September 30,
                                                       1996          1995
PRIMARY
 EARNINGS
  Income Before Preferred Stock
   Dividends of Subsidiary                         $ 4,657,202   $ 5,353,917
  Deduct: Preferred Stock Dividends                    203,250       203,250
                                                   -----------   -----------
  Net Income Available for Common Stock            $ 4,453,952   $ 5,150,667
                                                   ===========   ===========
 SHARES
  Weighted Average Number of Common Shares
   Outstanding                                       7,703,523     7,424,527
  Assuming Exercise of Options Reduced by the
   Number of Shares Which Could Have Been Purchased
    With the Proceeds From Exercise of Such Options      5,662           870
                                                   -----------   -----------
  Weighted Average Number of Common Shares
  Outstanding As Adjusted                            7,709,185     7,425,397
                                                   -----------   -----------
Primary Earnings Per Share of Common Stock         $      0.58   $      0.69
                                                   ===========   ===========
ASSUMING FULL DILUTION
 EARNINGS
  Income Before Preferred Stock Dividends of
   Subsidiary                                      $ 4,657,202   $ 5,353,917
  Deduct: Preferred Stock Dividends                    203,250       203,250
  Add: After Tax Interest Expense Applicable to
   6 3/4% Convertible Subordinated Debentures          128,667       131,647
                                                   -----------   -----------
   Adjusted Net Income                             $ 4,582,619   $ 5,282,314
                                                   ===========   ===========
 SHARES
  Weighted Average Number of Common Shares
   Outstanding                                       7,703,523     7,424,527
  Assuming Exercise of Options Reduced by the
   Number of Shares Which Could Have Been Purchased
   With the Proceeds                                     5,662           870
  From Exercise of Such Options Assuming Conversion
   of 6 3/4% Convertible Subordinated Debentures (a)   290,868       297,605
                                                   -----------   -----------
  Weighted Average Number of Common Shares
  Outstanding                                        8,000,053     7,723,002
                                                   -----------   -----------
Fully Diluted Earnings Per Share of Common Stock   $      0.57   $      0.68
                                                   ===========   ===========
(a) Convertible at $40 per share.

                        E'TOWN CORPORATION AND SUBSIDIARIES       Exhibit 11
             STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS




                                                        Nine Months Ended
                                                          September 30,
                                                       1996          1995
PRIMARY
 EARNINGS
  Income Before Preferred Stock
   Dividends of Subsidiary                         $12,157,964   $12,950,257
  Deduct: Preferred Stock Dividends                    609,750       609,750
                                                   -----------   -----------
  Net Income Available for Common Stock            $11,548,214   $12,340,507
                                                   ===========   ===========
 SHARES
  Weighted Average Number of Common Shares
   Outstanding                                       7,637,176     6,956,184
  Assuming Exercise of Options Reduced by the
   Number of Shares Which Could Have Been Purchased
   With the Proceeds From Exercise of Such Options       4,499           605
                                                   -----------   -----------
  Weighted Average Number of Common Shares
  Outstanding As Adjusted                            7,641,675     6,956,789
                                                   -----------   -----------
Primary Earnings Per Share of Common Stock         $      1.51   $      1.77
                                                   ===========   ===========
ASSUMING FULL DILUTION
 EARNINGS
  Income Before Preferred Stock Dividends of
   Subsidiary                                      $12,157,964   $12,950,257
  Deduct: Preferred Stock Dividends                    609,750       609,750
  Add: After Tax Interest Expense Applicable to
   6 3/4% Convertible Subordinated Debentures          385,601       393,555
                                                   -----------   -----------
   Adjusted Net Income                             $11,933,815   $12,734,062
                                                   ===========   ===========
 SHARES
  Weighted Average Number of Common Shares
   Outstanding                                       7,637,176     6,956,184
  Assuming Exercise of Options Reduced by the
   umber of Shares Which Could Have Been Purchased
   With the Proceeds                                     4,499           605
  From Exercise of Such OptionsAssuming Conversion of
   6 3/4% Convertible Subordinated Debentures (a)      292,686       299,819
                                                   -----------   -----------
  Weighted Average Number of Common Shares
   Outstanding                                       7,934,361     7,256,608
                                                   -----------   -----------
Fully Diluted Earnings Per Share of Common Stock   $      1.50   $      1.75
                                                   ===========   ===========
(a) Convertible at $40 per share.

                        E'TOWN CORPORATION AND SUBSIDIARIES       Exhibit 11
             STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS




                                                       Twelve Months Ended
                                                          September 30,
                                                       1996          1995
PRIMARY
 EARNINGS
  Income Before Preferred Stock
   Dividends of Subsidiary                         $15,316,240   $16,062,012
  Deduct: Preferred Stock Dividends                    813,000       808,030
                                                   -----------   -----------
  Net Income Available for Common Stock            $14,503,240   $15,253,982
                                                   ===========   ===========
 SHARES
  Weighted Average Number of Common Shares
   Outstanding                                       7,602,466     6,862,187
  Assuming Exercise of Options Reduced by the
   Number of Shares Which Could Have Been Purchased
   With the Proceeds From Exercise of Such Options       5,068           549
                                                   -----------   -----------
  Weighted Average Number of Common Shares
  Outstanding As Adjusted                            7,607,534     6,862,736
                                                   -----------   -----------
Primary Earnings Per Share of Common Stock         $      1.91   $      2.22
                                                   ===========   ===========
ASSUMING FULL DILUTION
 EARNINGS
  Income Before Preferred Stock Dividends of
   Subsidiary                                      $15,316,240   $16,062,012
  Deduct: Preferred Stock Dividends                    813,000       808,030
  Add: After Tax Interest Expense Applicable to
   6 3/4% Convertible Subordinated Debentures          516,112       528,835
                                                   -----------   -----------
   Adjusted Net Income                             $15,019,352   $15,782,817
                                                   ===========   ===========
SHARES
  Weighted Average Number of Common Shares
   Outstanding                                       7,602,466     6,862,187
  Assuming Exercise of Options Reduced by the
   Number of Shares Which Could Have Been
   Purchased With the Proceeds                           5,068           549
  From Exercise of Such OptionsAssuming Conversion
   of 6 3/4% Convertible Subordinated Debentures (a)   293,276       301,331
                                                   -----------   -----------
  Weighted Average Number of Common Shares
   Outstanding                                       7,900,810     7,164,067
                                                   -----------   -----------
Fully Diluted Earnings Per Share of Common Stock   $      1.90   $      2.20
                                                   ===========   ===========
(a) Convertible at $40 per share.